HUNTON & WILLIAMS LLP
                                                  ENERGY PLAZA
                                                  30TH FLOOR
                                                  1601 BRYAN STREET
                                                  DALLAS, TEXAS 75201-3402

                                                  TEL      214 o 979 o 3000
                                                  FAX      214 o 880 o 0011



                                                                   EXHIBIT 5(a)
May 4, 2004


TXU Corp.
TXU Capital III
TXU Capital IV
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Reference is made to the Registration Statement (Registration Statement) on Form S-3 to be filed by TXU Corp. (Company) and TXU Capital III and TXU Capital IV (each a Trust) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (Securities Act), for the registration of (i) securities (Securities) in an aggregate offering amount not to exceed $2,000,000,000, including (a) shares of the Company's common stock, without par value (Common Stock), and the rights to purchase the Company's Series A Preference Stock attached thereto (Rights); (b) contracts to purchase shares of Common Stock (Stock Purchase Contracts); (c) units, each comprised of a Stock Purchase Contract and either unsecured senior notes of the Company (Debt Securities) or debt obligations of third parties, including U.S. Treasury Securities, pledged to secure the holder's obligation to purchase shares of Common Stock under the Stock Purchase Contracts (Stock Purchase Units); (d) one or more series of Debt Securities of the Company, each issued pursuant to the terms of an indenture (Debt Securities Indenture), not as a part of Stock Purchase Units; (e) shares of one or more series of the Company's preference stock, $25 par value per share (Preference Stock); and (f) one or more series of preferred trust securities of a Trust (Preferred Trust Securities); (ii) one or more guarantees of the Company with respect to Preferred Trust Securities (each a Guarantee); and (iii) one or more series of junior subordinated debentures of the Company (Subordinated Debentures), each to be issued pursuant to the terms of an indenture (Subordinated Indenture) and purchased by a Trust with the proceeds of the sale of Preferred Trust Securities and the related common trust securities issued by such Trust. In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

TXU Corp.
TXU Capital III
TXU Capital IV
May 4, 2004
Page 2


     2. The shares of Common Stock and attached Rights will be validly issued, fully paid and non-assessable when:

         a. the Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions approving and authorizing the issuance and sale of such shares and attached Rights and any other action necessary to the consummation of the proposed issuance and sale thereof; and

         b. such shares and attached Rights shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and sale and the acts and proceedings referred to above.

     3. The Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of the Company when:

         a. the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be; and

         b. such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by, and otherwise in conformity with, the Registration Statement as supplemented by a prospectus supplement with respect to such issuance and delivery and the acts and proceedings referred to above.

     4. The Debt Securities will be valid, legal and binding obligations of the Company when:

         a. a Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

         b. the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to establish the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

TXU Corp.
TXU Capital III
TXU Capital IV
May 4, 2004
Page 3


     5. The shares of Preference Stock will be validly issued, fully paid and non-assessable when:

         a. the Board of Directors of the Company, or a duly authorized committee thereof, shall have adopted appropriate resolutions establishing the relative rights and preferences of such shares, as set forth in or contemplated by the Registration Statement, the exhibits thereto and any prospectus supplement relating to the Preference Stock, and to authorize such other action as may be necessary to the consummation of the proposed issuance and sale of such shares;

         b. a statement with respect to the resolutions establishing the relative rights and preferences of such shares shall have been filed with the Secretary of State of Texas in the form and manner required by law; and

         c. such shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a prospectus supplement with respect to such issuance and sale and the acts, proceedings and documents referred to above.

     6. Each Guarantee will be a valid, legal and binding obligation of the Company when the Board of Directors of the Company, a duly authorized committee thereof or an officer duly authorized thereby, shall have taken such action as may be necessary to establish the terms of such Guarantee and such Guarantee shall have been duly executed and delivered by the parties thereto.

     7. The Subordinated Debentures will be valid, legal and binding obligations of the Company when:

         a. a Subordinated Indenture with respect to such Subordinated Debentures shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Subordinated Indenture; and

         b. the Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Subordinated Indenture, as may be necessary to establish the terms of such Subordinated Debentures, and such Subordinated Debentures shall have been issued and delivered in accordance with the terms and provisions of such Subordinated Indenture.

TXU Corp.
TXU Capital III
TXU Capital IV
May 4, 2004
Page 4

     The opinions set forth in paragraphs 3, 4, 6 and 7 above are subject, as to enforceability, to the effect of bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium and other laws affecting the rights and remedies of creditors generally and general principals of equity.

     This opinion is limited to the laws of the States of Texas and New York and the federal laws of the United States of America. As to all matters of Texas law, Thelen Reid & Priest LLP is authorized to rely on this opinion as if it were addressed to it.

     We hereby consent to the use of our name in the aforementioned Registration Statement and to the use of this opinion as an exhibit thereto. Such consent shall not be deemed to be an admission that we are "experts" within the meaning of Section 7 of the Securities Act.

Very truly yours,